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                                                                    Exhibit 15.1

                    Acknowledgement of Independent Auditors

Board of Governors
Medical Inter-Insurance Exchange


We are aware of the inclusion in Amendment #6 to the Registration Statement (Form S-1 No. 333-59371) of the MIIX Group, Incorporated for the registration of 12,000,000 shares of its common stock of our report dated November 23, 1998 relating to the unaudited consolidated interim financial statements of Medical Inter-Insurance Exchange and subsidiaries as of and for the nine months ended September 30, 1998.

                                        /s/ Ernst & Young LLP
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New York, New York
January 28, 1999